EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Body and Mind Inc.

Vancouver, BC, Canada

We hereby consent to the incorporation by reference in the Registration Statement of Body and Mind Inc. on Form S-8 for the registration of common stock issuable under the 2023 Stock and Incentive Plan of our report dated January 17, 2023, with respect to our audit of the consolidated financial statements of Body and Mind Inc. as of July 31, 2022, filed with the Securities and Exchange Commission.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT June 30, 2023